Exhibit 99.1

Press Release

I-many Reports Preliminary First Quarter 2009 Financial Results

Company Expects Positive GAAP Net Income Quarter on Revenues Exceeding $9.7 Million, up

32% Year-over-Year, with Positive EBITDA of More Than $1.7 Million

EDISON, N.J., April 7, 2009 — I-many, Inc. (NASDAQ:IMNY), the leading provider of advanced Contract Lifecycle Management (CLM) solutions for managing corporate commitments, reported preliminary financial results for its first quarter ended March 31, 2009.

Net revenues for the first quarter are expected to exceed $9.7 million, an increase of more than 12% from $8.6 million reported in the prior quarter and an increase of more than 32% from $7.4 million reported in the same period a year ago.

Net income is expected to be approximately $0.01 per diluted share, as compared to a net loss of ($0.06) in the previous quarter and ($0.10) in the first quarter of 2008. This would represent the first quarter of positive net income since the company went public in 2000.

EBITDA (Earnings before interest and other non-cash financing costs; Taxes; Depreciation; and Amortization of non-cash stock-based compensation and acquired intangibles) for the quarter is expected to exceed $1.7 million, compared to negative EBITDA of both $1.7 million in the previous quarter and $3.6 million in the same period a year-ago (see the important discussion about EBITDA, a non-GAAP term, in “Use of Non-GAAP Financial Information,” below).

The gross value of new license contracts signed by the company during the first quarter of 2009, which the company calls “bookings,” totaled more than $3.1 million. This was an increase of more than 100% from $1.5 million signed in the prior quarter and more than 480% from $518,000 signed in the first quarter of 2008. Two of the booked contracts were with Fortune 50 companies, with gross value of each ranging in the seven figures. These transactions were in both the Life Sciences and Industry Solutions segments of I-many’s business, and included multi-year maintenance and support agreements which help secure I-many’s long-term recurring revenue stream.

Quarter-end cash, restricted cash and short-term investments are estimated to total $9.2 million, as compared to $9.6 million at the end of the previous quarter and $20.6 million at the end of the first quarter of 2008. Approximately $620,000 in net cash was used during the first quarter to pay restructuring and employee severance costs accrued at the end of 2008. Excluding these one time expenses, the company would have increased its cash balance during the quarter.

“The improvement in our bookings in Q1 reflects customer confidence in our ability to provide proven, industry leading products that meet their contract management and compliance needs,” said John A. Rade, president and CEO of I-many. “Generating positive net income for the first time since I-many went public also demonstrates our ability to adapt and perform well in the current economic climate, and is perhaps the best indicator of our success in implementing the transformational strategy we announced in December.

“Within a fairly short period of time we have streamlined operations, dramatically improved our financial performance, and refocused our sales force and customer service. We have emerged as a stronger organization, better able to leverage our multi-million dollar investment in upgrading and expanding our ContractSphere® suite. These results put us well on our way to achieving our goals for the year, including generating cash in 2009 through achieving positive EBITDA in every quarter.”

I-many plans to release its complete first quarter 2009 financial results and host a conference call on April 29, 2009.

Use of Non-GAAP Financial Information

The company supplements its U.S. generally accepted accounting principles (“GAAP”) financial statements in its financial press releases and in its annual report on Form 10-K and quarterly reports on Form 10-Q with certain non-GAAP measures, like EBIDTA and the gross value of new license contracts (which we call “bookings”). This non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP. Management believes its inclusion can enhance an overall understanding of the company’s past operational performance and also its prospects for the future. The reporting of bookings may present a useful picture of the company’s results since implementing the change in the company’s licensing model to include software subscriptions. EBITDA is not a financial measure calculated and presented in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of the company’s liquidity. I-many defines EBITDA as net income/(loss) before interest and other non-cash financing costs; taxes; depreciation; and amortization of non-cash stock-based compensation and acquired intangibles. Other companies (including the company’s competitors) may define EBITDA differently. The company presents EBITDA because it believes it to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in a similar industry. Management also uses this information internally for forecasting, budgeting and performance-based executive compensation. It may not be indicative of the historical operating results of I-many nor is it intended to be predictive of potential future results. Investors should not consider EBITDA in isolation or as a substitute for analysis of results as reported under GAAP.

About I-many

I-many (NASDAQ:IMNY) is the leading provider of contract management software and services for the enterprise. With hundreds of companies across 21 industries worldwide, I-many is enabling businesses to manage the entire contract life cycle, from pre-contract processes and contract management to active compliance, contract optimization, demand channel visibility and control. The result is an end-to-end solution that provides greater levels of insight into contract performance, allowing companies to improve profitability and achieve a measurable return on investment. For more information, please visit www.imany.com.

This news release contains forward-looking statements, and actual results may vary from those expressed or implied herein. Factors that could affect these results include the risk that the review of our first-quarter results by our auditors will result in lower-than-expected revenues or high-than-expected costs; the risk that current economic conditions and consolidation in the pharmaceutical industry could weaken demand for our products; the risk our common stock may be delisted from the NASDAQ Capital Market; the risk of unforeseen technical or practical impediments to planned software development, which could affect the company’s product release timetable; the risk that the ratio of subscription license sales to perpetual license sales could be higher than anticipated, possibly leading to lower revenue in current periods and less cash than predicted in the near term; the risk of lower demand for the company’s new products than management anticipates; the risk that these preliminary results will be modified during our auditor’s review of the Company’s quarterly financial statements; the inherent risks of large software implementation projects, which can cause customer disagreements that could affect I-many’s ability to collect both services and license revenue, whether recognized or deferred; the possibility that customers could cancel maintenance and support services at the time of annual renewal, which could decrease I-many’s base of recurring revenue; the possibility that extraordinary events outside the company’s control could extend the length of the sales cycle for the company’s products or make the market for the company’s products more unpredictable; and other risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission.

Company Contacts

I-many, Inc.

Kevin Harris, CFO

732-452-1515

kharris@Imany.com

or

Investor Relations:

Liolios Group, Inc. 949-574-3860

Ron Both, ron@liolios.com

Geoffrey Plank, geoffrey@liolios.com